                                                                     EXHIBIT 2.1









                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                      among


                           SUN HEALTHCARE GROUP, INC.,

                          PEACH ACQUISITION CORPORATION

                                       and

                        RETIREMENT CARE ASSOCIATES, INC.




                          Dated as of February 17, 1997

                                TABLE OF CONTENTS
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                                                       ARTICLE I

                                                      DEFINITIONS
         SECTION 1.01.  Certain Defined Terms...................................................................  2

                                                      ARTICLE II

                                                      THE MERGER

         SECTION 2.01.  The Merger.............................................................................. 11
         SECTION 2.02.  Closing................................................................................. 11
         SECTION 2.03.  Effective Time.......................................................................... 11
         SECTION 2.04.  Effect of the Merger.................................................................... 11
         SECTION 2.05.  Articles of Incorporation; Bylaws; Directors and Officers of
                        Surviving Corporation................................................................... 12


                                                           ARTICLE III

                                       CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01.  Conversion of Securities................................................................ 12
         SECTION 3.02.  Exchange of Shares Other than Treasury Shares and
                        Dissenting Shares....................................................................... 13
         SECTION 3.03.  Stock Transfer Books.................................................................... 14
         SECTION 3.04.  No Fractional Share Certificates........................................................ 15
         SECTION 3.05.  Options and Warrants to Purchase Company Common Stock................................... 16
         SECTION 3.06.  Certain Adjustments..................................................................... 16
         SECTION 3.07.  Undistributed Amounts................................................................... 17
         SECTION 3.08.  Dissenting Shares....................................................................... 17

                                                             ARTICLE IV

                                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 4.01.  Organization and Qualification; Subsidiaries............................................ 18
         SECTION 4.02.  Articles of Incorporation and Bylaws.................................................... 18
         SECTION 4.03.  Capitalization.......................................................................... 19
         SECTION 4.04.  Authority Relative to this Agreement.................................................... 20
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         SECTION 4.05.  No Conflict; Required Filings and Consents.............................................. 20
         SECTION 4.06.  Permits; Compliance with Laws........................................................... 21
         SECTION 4.07.  SEC Filings; Financial Statements....................................................... 23
         SECTION 4.08.  Absence of Certain Changes or Events.................................................... 24
         SECTION 4.09.  Employee Benefit Plans; Labor Matters................................................... 24
         SECTION 4.10.  Accounting and Certain Tax Matters...................................................... 27
         SECTION 4.11.  Contracts; Debt Instruments............................................................. 28
         SECTION 4.12.  Litigation.............................................................................. 28
         SECTION 4.13.  Environmental Matters................................................................... 29
         SECTION 4.14.  Intellectual Property................................................................... 29
         SECTION 4.15.  Taxes................................................................................... 29
         SECTION 4.16.  Insurance............................................................................... 30
         SECTION 4.17.  Properties.............................................................................. 31
         SECTION 4.18.  Pooling Affiliates...................................................................... 31
         SECTION 4.19.  Brokers................................................................................. 31
         SECTION 4.20.  Certain Business Practices.............................................................. 31
         SECTION 4.21.  Transaction Expenses.................................................................... 32
         SECTION 4.22.  Interested Party Transactions........................................................... 32
         SECTION 4.23.  State Takeover Statutes................................................................. 32

                                                             ARTICLE V

                                      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


         SECTION 5.01.  Organization and Qualification; Subsidiaries............................................ 32
         SECTION 5.02.  Certificate of Incorporation and Bylaws................................................. 33
         SECTION 5.03.  Capitalization.......................................................................... 33
         SECTION 5.04.  Authority Relative to this Agreement.................................................... 34
         SECTION 5.05.  No Conflict; Required Filings and Consents.............................................. 35
         SECTION 5.06.  Permits; Compliance with Laws........................................................... 35
         SECTION 5.07.  SEC Filings; Financial Statements....................................................... 37
         SECTION 5.08.  Absence of Certain Changes or Events.................................................... 38
         SECTION 5.09.  Employee Benefit Plans; Labor Matters................................................... 38
         SECTION 5.10.  Accounting and Certain Tax Matters...................................................... 40
         SECTION 5.11.  Contracts; Debt Instruments............................................................. 40
         SECTION 5.12.  Litigation.............................................................................. 40
         SECTION 5.13.  Environmental Matters................................................................... 41
         SECTION 5.14.  Intellectual Property................................................................... 41
         SECTION 5.15.  Taxes................................................................................... 41
         SECTION 5.16.  Pooling Affiliates...................................................................... 42
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         SECTION 5.17.  Opinion of Financial Advisor............................................................ 42
         SECTION 5.18.  Brokers................................................................................. 42
         SECTION 5.19.  Certain Business Practices.............................................................. 42

                                                      ARTICLE VI

                                                       COVENANTS

         SECTION 6.01.  Conduct of Business by the Company Pending the Closing.................................. 43
         SECTION 6.02.  Conduct of Business by Parent Pending the Closing....................................... 46
         SECTION 6.03.  Cooperation............................................................................. 47
         SECTION 6.04.  Notices of Certain Events............................................................... 47
         SECTION 6.05.  Access to Information; Confidentiality.................................................. 47
         SECTION 6.06.  No Solicitation of Transactions......................................................... 48
         SECTION 6.07.  Pooling................................................................................. 49
         SECTION 6.08.  Letters of Accountants.................................................................. 49
         SECTION 6.09.  Plan of Reorganization.................................................................. 49
         SECTION 6.10.  Subsequent Financial Statements......................................................... 50
         SECTION 6.11.  Control of Operations................................................................... 50
         SECTION 6.12.  Further Action; Consents; Filings....................................................... 50

                                                      ARTICLE VII

                                                 ADDITIONAL AGREEMENTS

         SECTION 7.01.  Registration Statement; Proxy Statement................................................. 51
         SECTION 7.02.  Stockholders' Meetings.................................................................. 53
         SECTION 7.03.  Pooling Affiliates...................................................................... 53
         SECTION 7.04.  Directors' and Officers' Indemnification................................................ 54
         SECTION 7.05.  No Shelf Registration................................................................... 55
         SECTION 7.06.  Public Announcements.................................................................... 55
         SECTION 7.07.  Stock Exchange Listing.................................................................. 55
         SECTION 7.08.  Blue Sky................................................................................ 55
         SECTION 7.09.  Company Stock Options................................................................... 55
         SECTION 7.10.  Perennial Development Corporation....................................................... 56
         SECTION 7.11.  Management Contracts.................................................................... 56
         SECTION 7.12.  Note Extension.......................................................................... 57

                                                      ARTICLE VIII

                                                CONDITIONS TO THE MERGER

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         SECTION 8.01.  Conditions to the Obligations of Each Party to Consummate
                        the Merger.............................................................................. 57
         SECTION 8.02.  Conditions to the Obligations of the Company............................................ 58
         SECTION 8.03.  Conditions to the Obligations of Parent................................................. 59

                                                            ARTICLE IX

                                                 TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01.  Termination............................................................................. 60
         SECTION 9.02.  Effect of Termination................................................................... 62
         SECTION 9.03.  Amendment............................................................................... 62
         SECTION 9.04.  Waiver.................................................................................. 62
         SECTION 9.05.  Expenses................................................................................ 63

                                                             ARTICLE X

                                                        GENERAL PROVISIONS

         SECTION 10.01.  Non-Survival of Representations and Warranties......................................... 64
         SECTION 10.02.  Notices................................................................................ 64
         SECTION 10.03.  Severability........................................................................... 64
         SECTION 10.04.  Assignment; Binding Effect; Benefit.................................................... 65
         SECTION 10.05.  Incorporation of Exhibits.............................................................. 65
         SECTION 10.06.  Governing Law.......................................................................... 65
         SECTION 10.07.  Waiver of Jury Trial................................................................... 65
         SECTION 10.08.  Headings............................................................................... 66
         SECTION 10.09.  Counterparts........................................................................... 66
         SECTION 10.10.  Entire Agreement....................................................................... 66
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                                       iv

                                    EXHIBITS


Exhibit 1.00(a)   Form of Stockholders Stock Option and Proxy Agreement
Exhibit 7.03(a)   Form of Company Affiliate Agreement
Exhibit 7.03(b)   Form of Parent Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 17, 1997 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among SUN HEALTHCARE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PEACH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("MERGER SUB") and a direct wholly owned subsidiary of Parent, and RETIREMENT CARE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Colorado (the "COMPANY");


                              W I T N E S S E T H:

                  WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to combine the respective businesses of Parent and the Company by means of a merger (the "MERGER") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the Business Corporation Act of the State of Colorado (the "BUSINESS CORPORATION ACT");

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, Parent has entered into a stock option and proxy agreement substantially in the form attached hereto as Exhibit 1.00(a), dated as of the date hereof (the "STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT"), with Chris Brogdon, Connie Brogdon, Edward E. Lane, Darrell C. Tucker and Winter Haven Homes, Inc. (each, a "PRINCIPAL STOCKHOLDER"), pursuant to which each Principal Stockholder has granted to Parent an option to purchase from such Principal Stockholder, and proxies to vote, all of the shares of Company Capital Stock (as hereinafter defined) held by such Principal Stockholder, all upon the terms and subject to the conditions set forth therein;

                  WHEREAS, concurrently with the execution of this Agreement, Parent, Contour Medical Inc., a Nevada corporation and subsidiary of the Company ("CONTOUR"), and Nectarine Acquisition Corporation, a Nevada corporation and a direct wholly owned subsidiary of Parent ("CONTOUR MERGER SUB"), have entered into an Agreement and Plan of Merger and Reorganization (the "CONTOUR MERGER AGREEMENT") pursuant to which Contour Merger Sub will be merged with and into Contour (the "CONTOUR MERGER") and each share of common stock of Contour (other than shares owned by the Company) will be converted into the right to receive that number of shares of Parent Common Stock equal to the quotient of $8.50 and the Closing Date Market Price (as defined in the Contour Merger Agreement), or $8.50 in cash, or a combination of Parent Common Stock and cash, all upon the terms and subject to the conditions set forth therein;

                  WHEREAS, concurrently with the execution of the Contour Merger Agreement and as an inducement to Parent and Contour Merger Sub to enter into the Contour Merger Agreement, Parent has entered into a stock option and proxy agreement, dated as of the date hereof (the "CONTOUR

STOCKHOLDER STOCK OPTION AND PROXY AGREEMENT"), with the Company, pursuant to which the Company has granted to Parent an option to purchase from the Company, and proxies to vote, all of the shares of capital stock of Contour held by the Company, all upon the terms and subject to the conditions set forth therein;

                  WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, for United States Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE");

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural number of the terms so defined, unless the context otherwise requires):

                  "ADJUSTMENT FACTOR" shall mean the quotient of (i) (A) the aggregate number of shares of Parent Common Stock issuable upon conversion of the Company Common Stock pursuant to Section 3.01(a) before giving effect to clause (ii) thereof, minus (B) the product of (1) the aggregate number of shares of Series AA Redeemable Preferred Stock issued and outstanding immediately prior to the Effective Time multiplied by (2) the Series AA Exchange Ratio minus 0.714; divided by (ii) the aggregate number of shares of Parent Common Stock issuable upon conversion of the Company Common Stock pursuant to Section 3.01(a) before giving effect to clause (ii) thereof.

                  "AFFILIATE" shall have the meaning specified in Rule 144 promulgated under the Securities Act.

                  "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

                  "ARTICLES OF MERGER" shall have the meaning specified in
Section 2.03.

                  "BENEFICIAL OWNER" shall mean, with respect to any shares of capital stock, a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares of capital stock.

                  "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

                  "BUSINESS CORPORATION ACT" shall have the meaning specified in the recitals to this Agreement.

                  "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

                  "CASH DEPOSIT" shall have the meaning specified in Section
3.04.

                  "CLOSING" shall have the meaning specified in Section 2.02.

                  "CLOSING DATE MARKET PRICE" shall mean the average of the last reported sales prices of one share of Parent Common Stock on the NYSE during the period of the 20 most recent trading days ending on the Determination Date.

                  "CODE" shall have the meaning specified in the recitals to this Agreement.

                  "COMMON EXCHANGE RATIO" shall have the meaning specified in
Section 3.01(a).

                  "COMPANY" shall have the meaning specified in the preamble to this Agreement.

                  "COMPANY 1996 10-K" shall have the meaning specified in
Section 4.02.


                  "COMPANY AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.05(a).

                  "COMPANY BENEFIT PLANS" shall have the meaning specified in
Section 4.09(a).

                  "COMPANY CAPITAL STOCK" shall mean the Company Common Stock, the Series AA Redeemable Preferred Stock and the Series F Preferred Stock.

                  "COMPANY COMMON STOCK" shall mean the Common Stock par value $0.0001 per share, of the Company.

                  "COMPANY CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of November 12, 1996, between Parent and the Company.

                  "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "COMPANY FAIRNESS OPINION" shall mean a written opinion by a nationally recognized investment banking firm delivered to the board of directors of the Company (i) to the effect that the exchange ratios to be offered to the holders of shares of Company Capital Stock in the Merger are fair to the holders of shares of Company Capital Stock from a financial point of view and (ii) which has been authorized by such firm for inclusion in the Proxy Statement.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole.

                  "COMPANY MATERIAL CONTRACT" shall have the meaning specified in Section 4.11.

                  "COMPANY NOTE" shall mean the promissory note of the Company dated January 10, 1997 in favor of Parent.

                  "COMPANY PERMITS" shall have the meaning specified in Section 4.06(a).

                  "COMPANY REPORTS" shall have the meaning specified in Section 4.07(a).

                  "COMPANY STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

                  "COMPANY STOCK OPTION" shall have the meaning specified in
Section 3.05.

                  "COMPANY STOCK PLANS" shall mean the Company's 1993 Stock Option Plan.

                  "COMPANY SUBSIDIARIES" shall have the meaning specified in
Section 4.01.

                  "COMPETING TRANSACTION" shall mean any of the following involving the Company, as the case may be (other than the Merger contemplated by this Agreement):

                        (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

                        (iii) any tender offer or exchange offer for 15 percent or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

                        (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15 percent or more of the outstanding voting securities of such party;

                        (v) any solicitation in opposition to the approval of this Agreement by the stockholders of the Company; or

                        (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "CONFIDENTIALITY AGREEMENTS" shall mean the Parent Confidentiality Agreement and the Company Confidentiality Agreement.

                  "COSTS" shall have the meaning specified in Section 7.04(d).

                  "DETERMINATION DATE" shall mean the fifth business day prior to the date on which the Effective Time is expected to occur.

                  "DISSENTING SHARES" shall have the meaning specified in
Section 3.08.

                  "$" shall mean United States Dollars.

                  "EFFECTIVE TIME" shall have the meaning specified in Section 2.03.

                  "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "EXCHANGE AGENT" shall have the meaning specified in Section 3.02.

                  "EXCHANGE FUND" shall have the meaning specified in Section 3.02.

                  "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the closing of the Merger.

                  "GENERAL CORPORATION LAW" shall mean the General Corporation Law of the State of Delaware.

                  "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "INDEMNIFIED PARTIES" shall have the meaning specified in
Section 7.04(d).

                  "IRS" shall mean the United States Internal Revenue Service.

                  "J.P. MORGAN" shall mean J.P. Morgan Securities Inc., financial advisor to Parent.

                  "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "MEDICAID" shall have the meaning specified in Section
4.06(a).

                  "MERGER" shall have the meaning specified in the recitals to this Agreement.

                  "MERGER SUB" shall have the meaning specified in the preamble to this Agreement.

                  "NATWEST" shall mean National Westminster Bank Plc, New York Branch, financial advisor to the Company.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "PARENT" shall have the meaning specified in the preamble to this Agreement.

                  "PARENT 1995 10-K" shall have the meaning specified in Section 5.02.

                  "PARENT AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.03(b).

                  "PARENT BENEFIT PLANS" shall have the meaning specified in
Section 5.09(a).

                  "PARENT COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of Parent.

                  "PARENT CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of December 20, 1996, between Parent and the Company.

                  "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement and forming a part hereof.

                  "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole.

                  "PARENT MATERIAL CONTRACT" shall have the meaning specified in
Section 5.11.

                  "PARENT NEW PREFERRED" shall have the meaning specified in
Section 3.01(c).

                  "PARENT PERMITS" shall have the meaning specified in Section 5.06(a).

                  "PARENT PREFERRED STOCK" shall mean the preferred stock of Parent designated as "Series A Preferred Stock" pursuant to the certificate of designation of preferences of preferred shares of Parent filed with the Secretary of State of the State of Delaware on June 2, 1995.

                  "PARENT REPORTS" shall have the meaning specified in Section 5.07(a).

                  "PARENT RIGHTS" shall mean the preferred stock purchase rights issued pursuant to that certain Rights Agreement, as amended, dated as of June 2, 1995, between Parent and Boatmens' Trust Company (the "PARENT RIGHTS AGREEMENT").

                  "PARENT STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

                  "PARENT STOCK PLANS" shall mean Parent's 1993 Combined Incentive and Nonqualified Stock Option Plan, as amended, 1993 Directors Stock Option Plan, as amended, 1995 Non-Employee Directors' Stock Option Plan, 1996 Combined Incentive and Nonqualified Stock Option Plan, as amended, and 1997 Stock Incentive Plan and Employee Stock Purchase Plan.

                  "PARENT SUBSIDIARIES" shall have the meaning specified in
Section 5.01.

                  "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange
Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "POOLING AFFILIATE" shall mean, with respect to any specified person, any other persons who are "affiliates" of such specified person within the meaning of rule 145 promulgated under the Securities Act or applicable SEC accounting releases with respect to "pooling of interests" accounting treatment.

                  "PRESURRENDER DIVIDENDS" shall have the meaning specified in
Section 3.02.

                  "PRINCIPAL STOCKHOLDER" shall have the meaning specified in the recitals to this Agreement.

                  "PROXY STATEMENT" shall have the meaning specified in Section 7.01(a).

                  "REGISTRATION STATEMENT" shall have the meaning specified in
Section 7.01(a).

                  "REPRESENTATIVES" shall have the meaning specified in Section 6.05(a).

                  "SEC" shall have the meaning specified in the recitals to this Agreement.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SERIES AA EXCHANGE RATIO" shall have the meaning specified in
Section 3.01(b).

                  "SERIES AA REDEEMABLE PREFERRED STOCK" shall mean the preferred stock of the Company designated as "Series AA Redeemable Convertible Preferred Stock" pursuant to the Articles of Amendment to Articles of Incorporation of the Company filed with the Secretary of State of the State of Colorado on September 29, 1994.

                  "SERIES F PREFERRED STOCK" shall mean the preferred stock of the Company designated as "Series F Convertible Preferred Stock" pursuant to the Articles of Amendment to Articles of Incorporation of the Company filed with the Secretary of State of the State of Colorado on September 25, 1996.

                  "STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

                  "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "SUPERIOR PROPOSAL" shall have the meaning specified in
Section 6.06.

                  "SURVIVING CORPORATION" shall have the meaning specified in
Section 2.01.

                  "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  "TERMINATING COMPANY BREACH" shall have the meaning specified in Section 9.01(g).

                  "TERMINATING PARENT BREACH" shall have the meaning specified in Section 9.01(h).

                  "U.S. GAAP" shall mean United States generally accepted accounting principles.


                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Act, at the Effective Time,

Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). Parent may, at its option, elect to amend this Agreement to provide for a merger of Company with and into Merger Sub or Parent or one or more other affiliates of Parent (an "ALTERNATIVE MERGER"); provided, however, that (i) any such Alternative Merger shall not adversely affect the tax or accounting treatment provided for herein and shall not materially delay consummation of the transactions contemplated hereby, (ii) in the event of any such election, the Company shall have the opportunity to update the Company Disclosure Schedule to reflect additional items that are required to be set forth therein only as a result of any differences between the Alternative Merger structure and that of the Merger and (iii) Parent shall waive any failure to satisfy Section 8.03(a) or 8.03(b) to the extent such non-compliance results only from any differences between the Alternative Merger structure and that of the Merger.

                  SECTION 2.02. Closing. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, unless another date, time or place is agreed to by the Company and Parent.

                  SECTION 2.03. Effective Time. At the time of the Closing, the parties shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Colorado in such form as required by, and executed in accordance with the relevant provisions of, the Business Corporation Act (the date and time of such filing, or such later time as may be agreed by the parties hereto and specified in the Articles of Merger, being the "EFFECTIVE TIME").

                  SECTION 2.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Business Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 2.05. Articles of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by the Company and Parent prior to the Effective Time, at the Effective Time:

                        (a) the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by Law and such articles of incorporation or bylaws;

                        (b) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal; and

                        (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal.



                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to
         Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the lower of (i) 0.6625 shares of Parent Common Stock and (ii) in the event that the Series AA Exchange Ratio is greater than 0.714, 0.6625 shares of Parent Common Stock multiplied by the Adjustment Factor (the lower of such numbers being the "COMMON EXCHANGE RATIO");

                        (b) Each share of Series AA Redeemable Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series AA Redeemable Preferred Stock to be cancelled pursuant to Section 3.01(e) and any Dissenting Shares) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for the number of shares of Parent Common Stock equal to the quotient of $10.00 divided by the Closing Date Market Price, rounded to three decimal places (the "SERIES AA EXCHANGE RATIO");

                        (c) Each share of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series F Preferred Stock to be cancelled pursuant to Section 3.01(d) and any Dissenting Shares) and all rights in respect thereof shall, pursuant to the terms thereof, be assumed by Parent (and amended so as to provide voting rights on an as-converted basis) and thereafter be convertible into the number of shares of Parent Common Stock that such share would have been converted into if converted immediately prior to the Effective Time (such shares, as so assumed and amended, being the "PARENT NEW PREFERRED");

                        (d) Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                        (e) Each share of common stock, par value $.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  SECTION 3.02. Exchange of Shares Other than Treasury Shares and Dissenting Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, Parent shall appoint an exchange agent to effect the exchange of shares of Company Capital Stock (other than Dissenting Shares) for Parent Common Stock (and shares of Parent New Preferred) in accordance with the provisions of this Article III (the "EXCHANGE AGENT"). From time to time after the Effective Time, Parent shall deposit, or cause to be deposited, certificates representing Parent Common Stock (and shares of Parent New Preferred) for conversion of shares of Company Capital Stock (other than Dissenting Shares) in accordance with the provisions of Section 3.01 (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "EXCHANGE FUND"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing shares of Company Capital Stock (other than Dissenting Shares) may surrender the same to the Exchange Agent and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Parent. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock (or shares of Parent New Preferred) into which the shares of Company Capital Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with
Section 3.04, and all such shares of Parent Common Stock (or shares of Parent New Preferred) shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding shares of Company Capital Stock shall be deemed for all corporate purposes of Parent, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Parent Common Stock (or shares of Parent New Preferred) into which the shares of Company Capital Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing shares of Company Capital Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Parent Common Stock (or shares of Parent New Preferred) as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing shares of Company Capital Stock, however, the record holder of the certificate or certificates representing shares of Parent Common Stock (or shares of Parent New Preferred) issued in exchange therefor shall receive from the Exchange Agent or from Parent, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Parent Common Stock (or shares of Parent New Preferred) ("PRESURRENDER DIVIDENDS"). No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing shares of Company Capital Stock. After the appointment of the Exchange Agent shall have been terminated, such holders of Parent Common Stock (or shares of Parent New Preferred) which have not received payment of Presurrender Dividends shall look only to Parent for payment thereof. Notwithstanding the foregoing provisions of this Section 3.02, risk of loss and title to such certificates representing shares of Company Capital Stock shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any Parent Common Stock (or shares of
Parent New Preferred) or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 3.03. In the event that this Agreement shall have been terminated pursuant to Section 9.01 hereof, the Company and Parent shall cause the Exchange Agent to use its commercially reasonable efforts to effect the prompt return of stock certificates representing shares of Company Capital Stock to the holders thereof.

                  SECTION 3.03. Stock Transfer Books. (a) At the Effective Time, each of the stock transfer books of the Company with respect to shares of Company Capital Stock shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the stock transfer records of the Company, at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock (or shares of Parent New Preferred) into which such shares of Company Capital Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with Section 3.02, if the certificate or certificates representing such shares of Company Capital Stock is or are surrendered as provided in
Section 3.02, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting a Pooling Affiliate of the Company shall not be exchanged until Parent shall have received from such person an executed Company Affiliate Agreement, as provided in Section 7.03(a).

                  SECTION 3.04. No Fractional Share Certificates. Unless Parent otherwise determines, no scrip or fractional share certificates for Parent Common Stock shall be issued upon the surrender for exchange of certificates evidencing shares of Company Capital Stock, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of the Surviving Corporation with respect to such fractional share interest. In lieu of fractional shares, each holder of shares of Company Capital Stock who, except for the provisions of this
Section 3.04, would be entitled to receive a fractional share of Parent Common Stock shall, upon surrender of the certificate or certificates representing shares of Company Capital Stock, be entitled to receive an amount in cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Capital Stock held at the Effective Time by such holder) by (b) the closing price for a share of Parent Common Stock on the NYSE on the first business day immediately prior to the Effective Time. At or prior to the Effective Time, Parent shall pay to the Exchange Agent an amount in cash (the "CASH DEPOSIT") sufficient for the Exchange Agent to pay each holder of Company Capital Stock the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to this
Section 3.04. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Capital Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Company Capital Stock, subject to and in accordance with the terms of Section 3.02. In no event shall either (i) the total cash consideration paid to holders of Company
Capital Stock in lieu of fractional shares exceed one percent (1%) of the value of the total consideration issued to holders of Company Capital Stock in exchange for their Company Capital Stock or (ii) any holder of Company Capital Stock, directly or indirectly, receive cash in an amount equal to or greater than the value of one full share of Parent Company Stock.

                  SECTION 3.05. Options and Warrants to Purchase Company Common Stock. At the Effective Time, each option or warrant granted by the Company to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and converted into an option or warrant to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger):

                        (a) the number of shares of Parent Common Stock to be subject to the new option or warrant shall be equal to the product of
         (i) the number of shares of Company Common Stock subject to the original option or warrant and (ii) the Common Exchange Ratio;

                        (b) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to the quotient of (i) the exercise price per share of Company Common Stock under the original option or warrant divided by (ii) the Common Exchange Ratio; and

                        (c) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  SECTION 3.06. Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Capital Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), but excluding options permitted to be issued pursuant to Section 6.01(b) hereof, then the exchange ratios established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to the holders of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                  SECTION 3.07. Undistributed Amounts. Any portion of the Exchange Fund or the Cash Deposit which remains undistributed for six months after the Effective Time shall be delivered to Parent, and any holder of Company Capital Stock who has not theretofore complied with the provisions of this
Article III shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock or Parent New Preferred, as the case may be, or any cash in lieu of fractional shares of Parent Common Stock and any Presurrender Dividends.

                  SECTION 3.08. Dissenting Shares. Notwithstanding any provision of Section 3.01 hereof to the contrary, shares of Company Capital Stock which are held by holders of such shares who have not voted in favor of the Merger, who are entitled to dissent and who have delivered a written notice of intent to demand payment for such shares in the manner provided in Article 113 of the Business Corporation Act ("DISSENTING SHARES"), shall not be converted into or exchanged for or represent the right to receive any shares of Parent Common Stock (or shares of Parent New Preferred), unless such holder fails to perfect or effectively withdraws or loses such rights to payment. If, after the Effective Time, such holder fails to perfect or effectively withdraws or loses such right to payment, then such Dissenting Shares shall thereupon be deemed to have been converted into and exchanged pursuant to Section 3.01 hereof, as of the Effective Time, for the right to receive shares of Parent Common Stock (or shares of Parent New Preferred) issued in the Merger to which the holder of such shares of Company Capital Stock is entitled, without any interest thereon. The Company shall give Parent prompt notice of any notices and demands received by the Company for payment for shares of Company Capital Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Prior to the Effective Time, the Company shall establish an escrow account with a financial institution and the Company shall fund such escrow account with cash or cash equivalents in an amount sufficient to make all payments to holders of Dissenting Shares. Such escrow account shall survive the Merger. All payments to holders of Dissenting Shares shall be made out of such escrow account, and no such payments shall be made or otherwise funded by Parent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub that:

                  SECTION 4.01. Organization and Qualification; Subsidiaries.
(a) The Company and each directly and indirectly owned subsidiary of the Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of the Company and the Company Subsidiaries, taken as a whole.

                  SECTION 4.02. Articles of Incorporation and Bylaws. Except as set forth in Section 4.02 of the Company Disclosure Schedule, the copies of the Company's articles of incorporation and bylaws that are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "COMPANY 1996 10-K") are true, complete and correct copies thereof. Such articles of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

                  SECTION 4.03. Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 40,000,000 shares of preferred stock, 300,000 of which have been designated as Series AA Redeemable Preferred Stock and 1,000,000 of which have been designated as Series F Preferred Stock. As of the date hereof (i) 14,869,212 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 80,400 shares of Company Common Stock are held in the treasury of the

Company, (iii) no shares of Company Common Stock are held by the Company Subsidiaries, (iv) 2,182,625 shares of Company Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Company Stock Plans, (v) 1,004,315 shares of Company Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Company Common Stock, (vi) 165,375 shares of Company Common Stock are reserved for issuance upon conversion of the Series AA Redeemable Preferred Stock, (vii) 1,640,660 shares of Company Common Stock are reserved for issuance upon conversion of the Series F Preferred Stock, (viii) 180,000 shares of Series AA Redeemable Preferred Stock are issued and outstanding and
(ix) 450,001 shares Series F Preferred Stock are issued and outstanding. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plans or pursuant to agreements or arrangements described in Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.
Section 4.03 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of (w) the number of options and warrants to purchase Company Common Stock outstanding and the number of shares of Company Common Stock issuable thereunder, (x) the exercise price of each such outstanding stock option and warrant, (y) the vesting schedule of each such outstanding stock option and (z) the grantee or holder of each such option and warrant. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except in accordance with the terms of the Series AA Redeemable Preferred Stock, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section
4.03 of the Company Disclosure Schedule, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

                  SECTION 4.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, to the Company's knowledge, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this

Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock and Series AA Redeemable Preferred Stock entitled to vote with respect thereto at the Company Stockholders' Meeting, voting together as a single class and the filing and recordation of the Articles of Merger as required by the Business Corporation Act). The execution and delivery of the Stockholders Stock Option and Proxy Agreement by the Principal Stockholders and the consummation by the Principal Stockholders of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Stockholders Stock Option and Proxy Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, the filing and recordation of the Articles of Merger as required by the Business Corporation Act, and as set forth in
Section 4.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

                  SECTION 4.06. Permits; Compliance with Laws. (a) The Company and the Company Subsidiaries are in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted and
(ii) agreements from all Federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the Federal Medicare program ("MEDICARE"), any applicable state Medicaid program ("MEDICAID") or any comparable foreign medical reimbursement program (collectively, the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 4.06(a) of the Company Disclosure Schedule, all of the Company's facilities are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Company, threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that could reasonably be expected to result in (i) the loss or revocation of a Company Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs or (ii) the suspension or cancellation of any other Company Permit, except any such Company Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, since June 30, 1996, neither the Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) The Company and each Company Subsidiary, as appropriate, is an approved participating provider in and under all third party payment programs from which it receives revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of the Company or any Company Subsidiary as a provider in any such program, and neither the Company nor any Company Subsidiary has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with the Company or such Company Subsidiary as a provider, which action, investigation or proceeding would have, individually or in the aggregate, a Company Material Adverse Effect.

                  (c) Neither the Company nor any Company Subsidiary is delinquent with respect to the filing of any claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues. Section 4.06(c) sets forth the date of the most recent such filing for each of the Company's and the Company's Subsidiaries' facilities. Except as indicated in its financial statements included in the Company Reports, the Company or each Company Subsidiary, as applicable, has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither the Company nor any Company Subsidiary has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by it for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Company Material Adverse Effect.

                  SECTION 4.07. SEC Filings; Financial Statements. (a) Except as disclosed in Section 4.07 of the Company Disclosure Schedule, the Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since June 30, 1994 through the date of this Agreement (collectively and as amended, the "COMPANY REPORTS") and (B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 4.07 of the Company Disclosure Schedule, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of the Company and the Company Subsidiaries as reported in the Company Reports, including the notes thereto, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1996 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 4.08. Absence of Certain Changes or Events. Since June 30, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Company Disclosure Schedule or as disclosed in any Company Report filed since June 30, 1996, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company,
(iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of the Company's securities or
(v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice.

                  SECTION 4.09.  Employee Benefit Plans; Labor Matters.
(a) Section 4.09(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company

Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its affiliates and any employee of the Company or of any Company Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor,
(ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the
IRS) with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Except as disclosed on Section 4.09(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

                  (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in Section 4.09(c) of the Company Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No legal action, suit or claim is pending or threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

                  (d) The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in Section 4.09(d) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iv) neither the Company nor any Company Subsidiary has incurred any liability for any penalty or tax arising under
Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under
Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Benefit Plan;
(vi) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Company Benefit Plan subject to Title IV of ERISA; (vii) no Company Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; (viii) none of the assets of the Company or any Company Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (ix) all contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates; (x) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance; and (xi) as of the Effective Time, no Company Benefit Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (e) Except as set forth in Section 4.09(e) of the Company Disclosure Schedule, to the Company's knowledge, the Company and the Company Subsidiaries are in compliance with the requirements of the Americans With Disabilities Act.

                  (f) The Company and the Company Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and have no liabilities pursuant to WARN.

                  (g) Except as set forth in Section 4.09(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Company Material Adverse Effect.

                  (h) The Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary with or relating to their respective employees or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to their respective employees or consultants which contain "change of control" provisions.

                  SECTION 4.10. Accounting and Certain Tax Matters. Except as disclosed in the Company Reports, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. The Company is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

                  SECTION 4.11. Contracts; Debt Instruments. Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (each, a "COMPANY MATERIAL CONTRACT"). Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Set forth in Section 4.11 of the Company Disclosure
Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries as described in the notes to the financial statements incorporated in the Company 1996 10-K.

                  SECTION 4.12. Litigation. Except as disclosed in the Company Reports or in Section 4.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company Reports or in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 4.13. Environmental Matters. Except as disclosed in the Company Reports or in Section 4.13 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of the Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in violation of any Environmental Law.

                  SECTION 4.14. Intellectual Property. Except as set forth in
Section 4.14 of the Company Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of the Company and the Company Subsidiaries as currently conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 4.14 of the Company Disclosure Schedule lists all material licenses, sublicenses and other agreements to which the Company or any

Company Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of the Company or any Company Subsidiary and (ii) the Company or any Company Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section 4.14 of the Company Disclosure Schedule, the conduct of the respective businesses of the Company and the Company Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 4.15. Taxes. The Company on behalf of itself and all of the Company Subsidiaries hereby represents that, other than as disclosed in
Section 4.15(a) of the Company Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries have filed all United States federal income tax and all other material tax returns required to be filed by them, and the Company and the Company Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment;
(b) neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of the Company Subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of the Company or any Company Subsidiaries; (c) neither the Company nor any of the Company Subsidiaries is currently being audited by any taxing authority; (d) there are no tax liens on any assets of the Company or any Company Subsidiary; (e) neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (f) the accruals and reserves for taxes reflected in the audited balance sheet as of June 30, 1996 included in the Company 1996 10-K are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles; (g) neither the Company nor any of the Company Subsidiaries is required to include in income any amount in respect of any adjustment under Section 481 of the Code; (h) neither the Company nor any of the Company Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code; (i) neither the Company nor any of the Company Subsidiaries owns any property of a character, the transfer of which would give rise to

(x) a revaluation of such property for purposes of any ad valorem or similar tax, or (y) any documentary, stamp or other transfer tax; and (j) neither the Company nor any of the Company Subsidiaries has an "excess loss account" for purposes of the treasury regulations promulgated under Section 1502 of the Code. Within ten days after the date hereof, the Company and the Company Subsidiaries will make available to Parent or its legal counsel for inspection copies of all income and sales and use tax returns for all periods since the date of the Company's and the Company Subsidiaries' incorporation.

                  SECTION 4.16. Insurance. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and the Company Subsidiaries provide adequate coverage against loss.

                  SECTION 4.17. Properties. Except as set forth in Section 4.17 of the Company Disclosure Schedule or specifically described in the Company Reports, the Company and the Company Subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company 1996 10-K as being owned by the Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  SECTION 4.18. Pooling Affiliates. Section 4.18 of the Company Disclosure Schedule sets forth the name and address of each person who is, in the Company's reasonable judgment, a Pooling Affiliate of the Company.

                  SECTION 4.19. Brokers. No broker, finder or investment banker (other than NatWest) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent true, complete and correct copies of all agreements between the Company and NatWest pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 4.20. Certain Business Practices. None of the Company, any Company Subsidiary or any directors, officers, agents or employees of the Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign
Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

                  SECTION 4.21. Transaction Expenses. Section 4.21 of the Company Disclosure Schedule sets forth the Company's current, good faith, itemized estimate of the fees and expenses the Company will incur in connection with consummating the Merger and the other transactions contemplated hereby.

                  SECTION 4.22. Interested Party Transactions. Except as set forth in Section 4.22 of the Company Disclosure Schedule or in the Company Reports, since December 11, 1996 no executive officer, director or stockholder of the Company or any of the Company Subsidiaries has engaged in any business dealings with the Company or any of the Company Subsidiaries (other than any such business dealings that would not required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

                  SECTION 4.23. State Takeover Statutes. To the knowledge of the Company, no state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Stock Option and Proxy Agreement or the transactions contemplated hereby or thereby.



                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  SECTION 5.01. Organization and Qualification; Subsidiaries. Parent, Merger Sub and each other subsidiary of Parent (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, Merger Sub and each other Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (b) Section 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 5.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Parent and the Parent Subsidiaries, taken as a whole.

                  SECTION 5.02. Certificate of Incorporation and Bylaws. The copies of Parent's certificate of incorporation and bylaws that are incorporated by reference as exhibits to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "PARENT 1995 10-K") are true, complete and correct copies thereof. Parent has heretofore furnished the Company with true, complete and correct copies of the articles of incorporation and bylaws of Merger Sub. Such certificate or articles of incorporation, as the case may be, and bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate or articles of incorporation, as the case may be, or bylaws.

                  SECTION 5.03. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, 1,000,000 of which have been designated as Parent Preferred Stock. As of the date hereof (i) 48,104,729 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 3,008,958 shares of Parent Common Stock are held in a Grantor Stock Trust, (iii) 2,030,116 shares of Parent Common Stock are held in the treasury of Parent, (iv) no shares of Parent Common Stock are held by the Parent Subsidiaries, (v) 3,334,547 shares of Parent Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Parent Stock Plans, (vi) 500,000 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase shares of Parent Common Stock, (vii) 3,814,102 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6% Convertible Subordinated Debentures due 2004, (viii) 899,170 shares of Parent Common Stock are reserved for issuance upon conversion of Parent's 6-1/2% Convertible Subordinated Debentures due 2003, (ix) no shares of Parent Preferred Stock are issued and outstanding and (x) 1,000,000 shares of Parent Preferred Stock are reserved for future issuance pursuant to the Parent Rights. At or prior to the Effective Time, Parent shall have designated 450,000 (less the number of shares of Series F Preferred that are converted after the date hereof) shares of preferred stock as Parent New Preferred and reserved a sufficient number of shares of Parent Common Stock for issuance upon conversion of the Parent New Preferred. As of the date hereof, there are no shares of preferred stock of Parent issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, pursuant to the Parent Rights or pursuant to agreements or arrangements described in Section 5.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent, Merger Sub or any other Parent Subsidiary or obligating Parent, Merger Sub or any other Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent, Merger Sub or any other Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, there are no material outstanding contractual obligations of Parent, Merger Sub or any other Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

                  SECTION 5.04. Authority Relative to this Agreement. Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote with respect thereto at the Parent Stockholders' Meeting, if required, and the filing and recordation of the Articles of Merger as required by the Business Corporation Act). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

                  SECTION 5.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate or articles of incorporation, as the case may be, or bylaws of Parent or Merger Sub or any equivalent organizational documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent

Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (iii) except as set forth in Section 5.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any other Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Articles of Merger as required by the Business Corporation Act and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

                  SECTION 5.06. Permits; Compliance with Laws. (a) Parent, Merger Sub and each other Parent Subsidiary is in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Parent, Merger Sub or any other Parent Subsidiary to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted and (ii) agreements from all Federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the Medicare program, any applicable Medicaid program or any comparable foreign medical reimbursement program (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, all of

Parent's facilities are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. None of Parent, Merger Sub or any other Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Purchaser nor any Purchaser Subsidiary has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of Parent, threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.06(a) of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions ,proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to result in (i) the loss or revocation of a Parent Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid program or (ii) the suspension or cancellation of any other Parent Permit, except any such Parent Permit where such suspension or cancellation could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, since December 31, 1995, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (b) Parent and each Parent Subsidiary, as appropriate, is an approved participating provider in and under all third party payment programs from which it receives revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of Parent or any Parent Subsidiary as a provider in any such program, and neither Parent nor any Parent Subsidiary has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with Parent or such Parent Subsidiary as a provider, which action, investigation or proceeding would have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (c) Parent and each Parent Subsidiary have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues, except where the failure to file such claim, report or other filing would not have, individually or in the aggregate, a Parent Material Adverse Effect. Except as indicated in its financial statements included in the Parent Reports, Parent or each Parent Subsidiary, as applicable, has paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither Parent nor any Parent Subsidiary has any knowledge or notice of any material changes required to made to any cost reports, claims, or filings made by it for any period or of any deficiency in such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Parent Material Adverse Effect.

                  SECTION 5.07. SEC Filings; Financial Statements. (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since December 31, 1994 through the date of this Agreement (collectively and as amended, the "PARENT REPORTS") and
(B) with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities. Except as is provided in the Parent Reports or as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange
Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

                  (b) Except as is provided in the Parent Reports or in Section 5.07(b) of the Parent Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and its Subsidiaries as reported in the Parent Reports, including the notes thereto, or as disclosed in Section 5.07(c) of the Parent Disclosure Schedule, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.08. Absence of Certain Changes or Events. Since December 31, 1995, except as contemplated by or as disclosed in this Agreement, as set forth in Section 5.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since December 31, 1995,

Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and the Parent Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by Merger Sub,
(iii) any material change by Parent in its accounting methods, principles or practices or (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities.

                  SECTION 5.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"), Parent has delivered or made available to the Company a true, complete and correct copy of (i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Parent Benefit Plan,
(iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is qualified under Section 401(a) of the Code.

                  (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (c) Except as set forth in Section 5.09(c) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.10. Accounting and Certain Tax Matters. Except as disclosed in the Parent Reports or in Section 5.10 of the Parent Disclosure Schedule, neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

                  SECTION 5.11. Contracts; Debt Instruments. Except as disclosed in the Parent Reports or in Section 5.11 of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Set forth in Section 5.11 of the Parent Disclosure
Schedule is a description of any material changes to the amount and terms of the indebtedness of Parent and its subsidiaries as described in the notes to the financial statements incorporated in the Parent 1995 10-K.

                  SECTION 5.12. Litigation. Except as disclosed in the Parent Reports or in Section 5.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary before any Governmental Entity that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a

Parent Material Adverse Effect. Except as disclosed in the Parent Reports, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.13. Environmental Matters. Except as disclosed in the Parent Reports or as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Parent nor any Parent Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary in violation of any Environmental Law.

                  SECTION 5.14. Intellectual Property. Except as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of Parent and the Parent Subsidiaries as currently conducted, and Parent is unaware of any assertion or claim challenging the validity of any of the foregoing. Section
5.14 of the Parent Disclosure Schedule lists all material licenses, sublicenses and other agreements to which Parent or any Parent Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of Parent or any Parent Subsidiary and (ii) Parent or any Parent Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and software licenses) of a third party, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. Except as set forth in Section 5.14 of the Parent Disclosure Schedule, the conduct of the respective businesses of Parent and the Parent Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, there are no infringements of any proprietary rights owned by or licensed by or to Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.15. Taxes. Except as set forth in Section 5.15 of the Parent Disclosure Schedule and except for such matters that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent, Merger Sub and each other Parent Subsidiary has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent,

Merger Sub and the other Parent Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been or will be paid, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against Parent, Merger Sub or any other Parent Subsidiary and (iv) Parent, Merger Sub and each other Parent Subsidiary has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  SECTION 5.16. Pooling Affiliates. Section 5.16 of the Parent Disclosure Schedule sets forth the name and address of each person who is, in Parent's reasonable judgment, a Pooling Affiliate of Parent.

                  SECTION 5.17. Opinion of Financial Advisor. J.P. Morgan has delivered to the board of directors of Parent its written opinion to the effect that, as of the date hereof, the consideration to be paid by Parent in the Merger is fair, from a financial point of view, to Parent. J.P. Morgan has authorized the inclusion of its opinion in the Proxy Statement.

                  SECTION 5.18. Brokers. No broker, finder or investment banker (other than J.P. Morgan) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to the Company true, complete and correct copies of all agreements between Parent and J.P. Morgan pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 5.19. Certain Business Practices. None of Parent, any Parent Subsidiary or any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, (x) the respective businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                        (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                        (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary except for (A) issues of Company Common Stock pursuant to options, warrants and convertible Company Capital Stock outstanding on the date hereof and disclosed as such pursuant to Section 4.03 and (B) employee stock option grants to non-officers and directors of the Company; provided, however, that (x) such grants are at fair market value and at a level consistent with past practice, (y) Parent has received notice of the Company's intention to grant such options and has consented thereto in writing (which consent shall not be unreasonably withheld) and (z) the aggregate amount of such granted options does not exceed 25,000 shares of Company Common Stock, or
         (ii) any property or assets of the Company or any Company Subsidiary;

                        (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole; (iv) enter into any contract or agreement relating to the provision or receipt of pharmacy products or services, therapy or supplies that is not cancelable without penalty upon not more than 60 days' notice; (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for calendar year 1997 and disclosed to Parent and that are not, in the aggregate, in excess of $5,000,000 for the Company and the Company Subsidiaries taken as a whole; or
         (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                       (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company Subsidiary;

                        (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                        (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                        (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary, or propose to do any of the foregoing;

                        (h) increase the compensation payable or to become payable to, or pay or enter into any agreement or understanding to pay any bonus to, its directors, officers, consultants or employees (other than increases in compensation for non-officer employees that are in the ordinary course of business consistent with past practice and the payment of bonuses to non-officer employees that are in the ordinary course of business consistent with past practice and pursuant to objective written criteria established by the board of directors of the Company provided that Parent has received notice of the Company's intention to implement such increase and has consented thereto in writing (which consent shall not be unreasonably withheld)), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any Company Subsidiary, except to the extent required by applicable
         Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company or any Company Subsidiary and any of the Company's directors, officers, consultants or employees;

                       (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

                        (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. GAAP;

                        (k) make any tax election or settle or compromise any material Federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of June 30, 1996 included in the Company 1996 10-K and only to the extent of such reserves;

                        (l) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, other than any such transactions or payments pursuant to the agreements set forth on
         Section 6.01(m) of the Company Disclosure Schedule, any affiliate of the Company or of any Principal Stockholder, including any of the following entities: Gordon Jensen Health Care Association, Inc., National Assistance Bureau, Inc., Winter Haven Homes, Inc., Chamber Health Care Society, Inc., Southeastern Cottages, Inc., Senior Care, Inc., The Atrium Nursing Home, Inc., The Atrium of Jacksonville, Ltd. and Warner Robbins L.P.; or

                        (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

                  SECTION 6.02. Conduct of Business by Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the Effective Time, except (i) as set forth in Section 6.02 of the Parent Disclosure Schedule, (ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the Nectarine Merger) or (iii) as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except (i) as set forth in Section
6.02 of the Parent Disclosure Schedule, (ii) for any actions taken by Parent relating to any other acquisitions or business combinations (including, without limitation, the Nectarine Merger) or (iii) as expressly contemplated by any other provision of this Agreement, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                        (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                        (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

                        (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                        (e) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

                        (f) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

                  SECTION 6.03. Cooperation; Steering Committee. Upon the execution and delivery of this Agreement, Parent and the Company shall establish a committee (the "STEERING COMMITTEE") for the purpose of, to the extent permitted by applicable Laws, facilitating the efficient transaction and combination of the respective businesses of Parent and the Company as promptly as practicable following the Effective Time. The Steering Committee shall consist of individuals to be jointly designated from time to time by the Chairmen of Parent and the Company and shall be chaired by Parent. The Steering Committee shall be dissolved as of the Effective Time.

                  SECTION 6.04. Notices of Certain Events. Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and (v) any change that could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect or to delay or impede the ability of either the Company or Parent to perform its obligations pursuant to this Agreement and to effect the consummation of the Merger.

                  SECTION 6.05. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause the Parent Subsidiaries and the Company Subsidiaries, respectively,
to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements with respect to the information disclosed pursuant to this Section 6.05.

                  SECTION 6.06. No Solicitation of Transactions. The Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by
it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Company Subsidiary, to take any such action; provided, however, that nothing contained in this Section 6.06 shall prohibit the board of directors of the Company from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.06 or (ii) with regard to such an offer, after receiving the advice of outside counsel to the effect that the board of directors of the Company is required to do so in order to discharge properly its fiduciary duties, considering, negotiating and approving and recommending to the shareholders of the Company an unsolicited bona fide written acquisition proposal which (A) was not received in violation of this Section 6.06, (B) if executed or consummated would be a Competing Transaction, (C) is not subject to financing and (D) the board of directors of the Company determines in good faith, after receipt of an opinion of its financial advisors to such effect, would result in a transaction more favorable to the Company's stockholders, than the transaction contemplated by this Agreement (any such acquisition proposal, a "SUPERIOR PROPOSAL"). The Company shall notify Parent promptly, and in no event later than one day after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall use its best efforts to ensure that its officers, directors, employees, subsidiaries, agents and advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this Section 6.06.

                  SECTION 6.07. Pooling. From and after the date of this Agreement, none of the parties hereto, or any of their respective controlled affiliates, shall knowingly take or fail to take any action, other than actions which such party is required to take or abstain from taking pursuant to this Agreement, which action or failure to act could reasonably be expected to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. From and after the date of this Agreement, each of the parties hereto shall take all reasonable actions necessary to cause the Merger to be characterized as a "pooling of interests" for accounting purposes.

                  SECTION 6.08. Letters of Accountants. At the written request of Parent, each of the Company and Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of each of Coopers & Lybrand L.L.P. and BDO Seidman, LLP and Arthur Andersen LLP, respectively, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Parent and the Company, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the Merger contemplated hereby.

                  SECTION 6.09. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code. In the event that the Merger shall fail to qualify as a reorganization under the provisions of Section 368 of the Code, then the parties hereto agree to negotiate in good faith to restructure the Merger in order that it shall qualify as tax-free transaction under the Code. Following the Effective Time, and consistent with any such consent, neither the Surviving Corporation nor Parent nor any of their respective affiliates knowingly and voluntarily shall take any action or cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under
Section 368 of the Code.

                  SECTION 6.10. Subsequent Financial Statements. Prior to the Effective Time, each of the Company and Parent (i) shall consult with the other prior to making publicly available its financial results for any period and (ii) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and shall promptly deliver to the other copies of each such report filed with the SEC.

                  SECTION 6.11. Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  SECTION 6.12. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger,
(ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub, the Company or the Surviving Corporation or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NYSE, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                  (b) Each of the parties hereto shall promptly give (or cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby or thereby to third parties required under applicable Law or by any contract, license, lease or other agreement to which it or any of its subsidiaries is bound, and use, and cause its subsidiaries to use, all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the Merger or the other transactions contemplated by this Agreement.

                  (c) The Company shall use its best efforts to obtain the Company Fairness Opinion as promptly as practicable.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare, and the Company and Parent shall file with the SEC, a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent Common Stock to be issued to the Company's stockholders pursuant to the Merger and (ii) the Proxy Statement with respect to the Merger relating to the special meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") and, if required, Parent's stockholders (the "PARENT STOCKHOLDERS' MEETING"), to be held to consider approval of this Agreement and the Merger contemplated hereby (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NYSE in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock and Parent New Preferred pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the stockholders of the Company (subject to the Company's receipt of the Company Fairness Opinion) and, if required, of Parent. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act,
(iii) the rules and regulations of the NYSE, (iv) the Business Corporation Act and (v) the General Corporation Law.

                  (b) The Proxy Statement shall include (i) (A) the approval of the Merger and recommendation of the board of directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby, and (B) the Company Fairness Opinion, and, if required, (ii) (A) the approval of the Merger and recommendation of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby, and (B) the opinion of J.P. Morgan referred to in Section 5.17.

                  (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' Meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting, if any, and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the Business Corporation Act, the Securities Act and the Exchange Act.

                  (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent in connection with the Parent Stockholders' meeting, if any, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting, if any, and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the NYSE, the Business Corporation Act, the General Corporation Law, the Securities Act and the Exchange Act.

                  SECTION 7.02. Stockholders' Meetings. The Company shall, subject to receipt of the Company Fairness Opinion, call and hold the Company Stockholders' Meeting and, if applicable, Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement, and the Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting, if any, and the Company Stockholders' Meeting on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Business Corporation Act or applicable stock exchange requirements to obtain such approval. If applicable, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the General Corporation Law or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's articles or certificate of incorporation, as the case may be, and bylaws to effect the Merger.

                  SECTION 7.03. Pooling Affiliates. (a) Not fewer than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of each person who was, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, a Pooling Affiliate of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate agreement in the form attached hereto as Exhibit 7.03(a) (each, a "COMPANY AFFILIATE AGREEMENT"), executed by each of the Pooling Affiliates of the Company identified in the above-referenced list. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any Pooling Affiliate of the Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" within the meaning of rule 145 promulgated under the Securities

Act or applicable SEC accounting releases with respect to "pooling of interests" accounting treatment, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Company Affiliate Agreement, regardless of whether such person has executed Company Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.18 of the Company Disclosure Schedule.

                  (b) Parent shall use all reasonable efforts to obtain or cause to be obtained, prior to the Effective Time, an affiliate agreement in the form attached hereto as Exhibit 7.03(b) (each, a "PARENT AFFILIATE AGREEMENT"), executed by each person who was, in Parent's reasonable judgment, at the record date for the Company Stockholders' Meeting, a Pooling Affiliate of Parent.

                  SECTION 7.04. Directors' and Officers' Indemnification. (a) The articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification that are set forth, as of the date of this Agreement, in the articles of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

                  (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Colorado law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.


                  SECTION 7.05. No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of the Company or Parent within the meaning of rule 145 promulgated under the Securities Act.

                  SECTION 7.06. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NYSE, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 7.07. Stock Exchange Listing. Each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of Parent Common Stock which will be issuable upon exercise of Company Stock Options pursuant to Section 3.05.

                  SECTION 7.08. Blue Sky. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock and of Parent New Preferred to be issued in accordance with the provisions of this Agreement.

                  SECTION 7.09. Company Stock Options. (a) At the Effective Time, Parent shall assume, by virtue of this Agreement and without any further action on the part of the Company, all of the Company's obligations with respect to each outstanding Company Stock Option, whether vested or unvested. Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of
Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Company Stock Option, would be such a corporation were Section 424 of the Code applicable to such Company Stock Option; and, if not so otherwise elected, after the Effective Time, all references to the Company in the Company Stock Plans and the applicable Company Stock Option agreements shall be deemed to refer to Parent, which shall have assumed the Company Stock Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of the Company or Parent. Each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock
Plan and the applicable Company Stock Option as in effect immediately prior to the Effective Time, except as otherwise provided in Section 3.05. Parent shall use all reasonable efforts to ensure that Company Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time.

                  (b) With respect to the Company Stock Plans, Parent shall take all corporate action necessary or appropriate to, as soon as practicable after the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such plan to the extent such registration statement is required under applicable law in order for such shares of Parent Common Stock to be sold without restriction, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options under such plans remain outstanding.

                  SECTION 7.10. Perennial Development Corporation. For a period of 12 months after the Effective Time, Parent shall, upon the written request of the Principal Stockholders, agree to sell the assets or shares of capital stock of Perennial Development Corporation owned by the Company at the Effective Time to the Principal Stockholders or their designees for a negotiated price not to exceed the book value thereof pursuant to mutually acceptable terms and conditions.

                  SECTION 7.11. Management Contracts. (a) Prior to the Effective Time, the Company will cause each of its or any of the Company Subsidiaries' management contracts with related parties, including, without limitation, those disclosed in Section 7.11(a) of the Company Disclosure Schedule, to be amended at or prior to the Effective Time so as (i) to be freely assignable after the Effective Time to Parent or any Parent Subsidiary and (ii) subject to the applicable limitations of Section 501(c)(3) of the Code, to have a minimum term of ten years and fees and reimbursement provisions no less favorable than those in effect on the date hereof.

                  (c) Prior to the Effective Time, the Company will use its best efforts to cause each of its or the Company Subsidiaries' management contracts with unrelated parties, including, without limitation, those disclosed in
Section 7.11(b) of the Company Disclosure Schedule, to be amended at or prior to the Effective Time so as to (i) be freely assignable after the Effective time to Parent or any Parent Subsidiary and (ii) subject to the applicable limitations of Section 501(c)(3) of the Code, to have a minimum term of ten years and fees and reimbursement provisions no less favorable than those in effect on the date hereof.

                  SECTION 7.12. Note Extension. Parent hereby agrees that (a) in the event it becomes obligated to pay the Company pursuant to Section 9.05(f), then the Maturity Date (as defined in the Company Note) shall be extended by the period of time from the date hereof to the date of such termination of this Agreement and (b) in the event that this Agreement is terminated under circumstances other than (i) those set forth in Section 7.12(a), (ii) pursuant to Section 9.01(d), 9.01(f)(i), 9.01(g) or 9.01(i), then the Maturity Date shall be extended until the later of 30 days after such termination or August 9, 1997.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01. Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                        (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                        (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of each of the Company and, if applicable, Parent, in accordance with the Business Corporation Act and the General Corporation Law, respectively;

                        (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                        (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                        (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a change in or have an effect on the business of the Company or Parent that is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole;

                        (f) Arthur Andersen LLP, as the independent public accountants of Parent, shall have issued an opinion, addressed to each of Parent and the Company, respectively, that the Merger will qualify for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards; and

                        (g) the shares of Parent Common Stock into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of Parent Common Stock issuable upon the exercise of Company Stock Options pursuant to Section 3.05 shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  SECTION 8.02. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                        (a) each of the representations and warranties of Parent contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to such effect;

                        (b) Parent shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to that effect; and

                        (c) Rogers & Hardin, special counsel to the Company, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to the Company, and reasonably satisfactory to it, based upon customary representations of the Company and customary assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of the Company, Merger Sub and Parent will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                 SECTION 8.03. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                        (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to such effect;

                        (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect;

                        (c) Shearman & Sterling, special counsel to Parent, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to Parent, and reasonably satisfactory to it, based upon customary representations of Parent and customary assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect;

                      (d) there shall not be pending or threatened any action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction (whether preliminary, final or appealable) which would, require Parent to hold separate or dispose of any of the stock or assets of the Company or the Company Subsidiaries or imposes material limitations on the ability of Parent to control in any material respect the business, assets or operations of either Parent or the Company; and

                      (e) Parent shall have obtained any necessary consent or waiver of NationsBank of Texas, N.A. to consummation of the Merger on terms and conditions satisfactory to Parent (the "NATIONSBANK CONSENT").


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                      (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

                      (b) by either Parent or the Company, if the Effective
         Time shall not have occurred on or before September 30, 1997; provided, however, that in the event that the Effective Time has not occurred by such time solely due to the failure to satisfy the condition specified in Section 8.01(d) or 8.01(e), then such date may be extended, at the option of Parent, until December 31, 1997; provided, further, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                      (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                      (d) by Parent, if (i) the board of directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or
         (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of the Company shall have been commenced and the board of directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                        (e) by the Company, if a Parent Stockholders' Meeting is to be held and the board of directors of Parent withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to the Company or its stockholders or shall have resolved to do so;

                        (f) by Parent or the Company, (i) if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof, if any such vote is required;

                        (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(g); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

                        (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 30 days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(h); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

                        (i) by Parent, if (x) (A) any Governmental Order, writ, injunction or decree determining the Stockholders Stock Option and Proxy Agreement invalid or unenforceable shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable and (B) the Company or any of the Company Subsidiaries, or any of any of their officers, directors, employees, agents or other representatives, instigates or otherwise voluntarily assists, supports or cooperates with any other party instigating or pursuing such a legal determination or (y) any of the Principal Stockholders shall be in material breach of the Stockholders Stock Option and Proxy Agreement;

                        (j) by Parent, on March 17, 1997 if the NationsBank Consent has not been obtained by such time; or

                        (k) by Parent, upon two days' written notice to the Company, if the Company has failed to obtain the Company Fairness Opinion by the close of business (New York City time) on February 18, 1997 and such failure continues until the end of such notice period.

                  SECTION 9.02. Effect of Termination. Except as provided in
Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in Section 9.05(b), (c), (d) and (e); provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

                  SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of the Company or, if required, Parent, as the case may be, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the Business Corporation Act or the General Corporation Law, as applicable. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 9.05. Expenses. (a) Except as set forth in this
Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

                  (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d); or (ii) (A) Parent shall terminate this Agreement pursuant to Section 9.01(f), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction with respect to the Company and (C) within 18 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated; then, in the case of clause (i) of this Section 9.05(b), promptly after such termination, or, in the case of clause (ii) of this Section 9.05(b), promptly after the execution and delivery of such agreement or such consummation, the Company shall pay to Parent an amount equal to $5,000,000 (against which the $1,000,000 fee described in Section 9.05(e) shall be credited if previously paid).

                  (c) Any payment required to be made pursuant to Section 9.05(b) shall be made to Parent not later than the date of the entry into an agreement referred to therein and two business days after delivery to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent in the notice of demand for payment delivered pursuant to this Section 9.05(c).

                  (d) In the event that the Company shall terminate this Agreement pursuant to Section 9.01(f)(ii), Parent shall pay to the Company within two business days after such termination an amount equal to $1,000,000 plus all of the Company's Expenses, as evidenced by reasonable documentation, and in an amount no greater than $750,000, by wire transfer of immediately available funds to an account designated by the Company; provided, however, that, in the event both the Company and Parent would otherwise be entitled to payments under this Section 9.05 in connection with the termination of this Agreement pursuant to both Sections 9.01(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 9.05.

                  (e) In the event that Parent shall terminate this Agreement pursuant to Section 9.01(f)(i) and Parent is not otherwise entitled to payment pursuant to Section 9.05(b), the Company shall pay to Parent within two business days after such termination an amount equal to $1,000,000 plus all of Parent's Expenses, as evidenced by reasonable documentation, and in an amount no greater than $750,000, by wire transfer of immediately available funds to an account designated by Parent; provided, however, that, in the event both the Company and Parent would otherwise be entitled to payments under this Section
9.05 in connection with the termination of this Agreement pursuant to both Sections 9.01(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 9.05.

                  (f) In the event that the Merger shall not be consummated solely due to the failure by Parent to satisfy or waive Section 8.03(e) (other than due to termination of this Agreement pursuant to Section 9.01(j)), then Parent shall pay to the Company within two business days after termination of the Merger Agreement an amount equal to $250,000 plus all of the Company's Expenses, as evidenced by reasonable documentation, and in amount no greater than $750,000, by wire transfer of immediately available funds to an account designated by the Company.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  SECTION 10.01. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement and the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

                  SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 10.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Effective Time). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.06, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 10.05. Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 10.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONTRACT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING NEW YORK LAW) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF COLORADO. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.


                  SECTION 10.07. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 10.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 10.10. Entire Agreement. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     SUN HEALTHCARE GROUP, INC.


                                     By: /s/ Andrew L. Turner
                                         -------------------------------------
                                         Name:
                                         Title:

                                     101 Sun Lane, NE
                                     Albuquerque, New Mexico  87109
                                     Telephone:  (505) 821-3355
                                     Telecopy:  (505) 856-0747
                                     Attention:  Robert F. Murphy

                                     with a copy to:

                                     Shearman & Sterling
                                     555 California Street
                                     San Francisco, California  94104-1522
                                     Telephone:  (415) 616-1100
                                     Telecopy:  (415) 616-1199
                                     Attention:  Michael J. Kennedy


                                     PEACH ACQUISITION CORPORATION


                                     By: /s/ Andrew L. Turner
                                         -------------------------------------
                                         Name:
                                         Title:

                                     c/o Sun Healthcare Group, Inc.
                                     101 Sun Lane, NE
                                     Albuquerque, New Mexico  87109
                                     Telephone:  (505) 821-3355
                                     Telecopy:  (505) 856-0747
                                     Attention:  Robert F. Murphy

                                     RETIREMENT CARE ASSOCIATES, INC.


                                     By: /s/ Christopher F. Brogdon
                                         -------------------------------------
                                         Name:
                                         Title:  President

                                         6000 Lake Forest Drive
                                         Suite 200
                                         Atlanta, Georgia  30328
                                         Telephone:  (404) 255-7500
                                         Telecopy:  (404) 255-5789
                                         Attention:  Philip Rees

                                         with a copy to:

                                         Rogers & Hardin
                                         2700 Cain Tower
                                         Peachtree Center
                                         229 Peachtree Street, N.E.
                                         Atlanta, Georgia 30303
                                         Telephone:  (404) 522-5700
                                         Telecopy:  (404) 525-2224
                                         Attention:  Steven E. Fox

                                                                 EXHIBIT 1.00(a)

                  STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT


         STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997, among SUN HEALTHCARE GROUP INC., a Delaware corporation ("Parent"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

         WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $0.0001 per share ("Company Common Stock"), Series AA Redeemable Convertible Preferred Stock ("AA Preferred"), and Series F Convertible Preferred Stock ("F Preferred" and, together with the Company Common Stock and AA Preferred, the "Company Capital Stock"), of Retirement Care Associates, Inc., a Colorado corporation (the "Company"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Capital Stock owned by the Stockholders and any shares of Company Capital Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

         WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms not otherwise defined herein being herein with the meanings ascribed thereto in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of the Company with and into a subsidiary of Parent (the "Merger"); and

         WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that each Stockholder agree, and, in order to induce Parent to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to grant Parent options to purchase such Stockholder's Shares and proxies to vote such Stockholder's Shares;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE OPTIONS

         SECTION 1.01. Grant of Options. Each Stockholder hereby grants to Parent an irrevocable option (each, an "Option") to purchase such Stockholder's Shares at (i) a price per share of Company Common Stock equal to $9.27 (the "Common Purchase Price"), (ii) a price per share of AA Preferred equal to $10.00 (the "AA Purchase Price"), and (iii) a price per share of F Preferred equal to $9.27 (the "F Purchase Price" and, together with the Common Purchase Price and the AA Purchase Price, the "Purchase Price"). Each Option shall expire if (i) such Option is not exercised prior to the close of business on the 120th day following termination of the Merger Agreement, (ii) if the Merger Agreement is terminated pursuant to Section 9.01(c) thereof, or (iii) if the Closing Date Market Price is less than $12.07.

         SECTION 1.02. Exercise of Options. (a) Provided that (i) to the extent necessary, any applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") with respect to the exercise of an Option shall have expired or been terminated and (ii) no preliminary or permanent injunction or other order, decree or ruling issued by any court or governmental or regulatory authority, domestic or foreign, of competent jurisdiction prohibiting the exercise of an Option or the delivery of Shares shall be in effect, Parent may exercise any or all of the Options at any time following the earlier of (i) the termination of the Merger Agreement (other than a termination pursuant to Section 9.01(c) thereof) and (ii) the first occurrence of a Competing Transaction until the expiration of such Options. In the event that Parent wishes to exercise an Option, Parent shall give written notice (the date of such notice being herein called the "Notice Date"), to the Stockholder who granted such Option specifying a place and date (not later than ten Business Days (as defined below) and not earlier than three Business Days following the Notice Date) for closing such purchase (the "Closing"). For the purposes of this Agreement, the term "Business Day" shall mean any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

                  (b) If Parent shall exercise any Option in accordance with the terms of this Agreement, and without additional consideration, the Stockholder who granted such Option shall execute and deliver further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including the transfer of any and all of such Stockholder's Shares Parent and the release of any and all liens, claims and encumbrances covering such Shares.

         SECTION 1.03. Payment for and Delivery of Certificates. At the Closing,
(a) Parent shall pay the aggregate Purchase Price for the Shares being purchased from each Stockholder by delivery of that number of shares of Parent Common Stock (the "Parent Shares") equal to the quotient of the total amount of the Purchase Price and the Closing Date Market Price (determined as if the Effective Time had occurred on the Notice Date), (b) each Stockholder whose Shares are being purchased shall deliver to Parent a certificate or certificates evidencing such Stockholder's Shares, and such Stockholder agrees that such Shares shall be transferred free and clear of all liens, and (c) Parent shall deliver to each Stockholder a certificate or certificates evidencing the Parent Shares to be received by each Stockholder at the Closing, and Parent agrees that such Parent Shares shall be transferred free and clear of all liens. All such certificates representing Shares shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of such Stockholder thereon guaranteed, and with all applicable taxes paid or provided for.


                                   ARTICLE II

                          TRANSFER AND VOTING OF SHARES

         SECTION 2.01. Transfer of Shares. During the term of the Options, and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any the Company Capital Stock.

         SECTION 2.02. Voting of Shares; Further Assurances. (a) Each Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Parent, or any nominee of Parent, with full power of substitution, during and for the term of the Option granted by such Stockholder hereunder (or, following termination of the Merger Agreement, during such periods as the Options are exercisable), as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Colorado may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

                  (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out the provisions of this Agreement.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                THE STOCKHOLDERS

         Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

         SECTION 3.01. Due Organization, etc. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.02. No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or similar organizational document of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder purports to be a corporation) any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by such Stockholder of its obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

         SECTION 3.03. Title to Shares. Such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement. At the Closing such Stockholder will deliver good and valid title to its Shares free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, other than pursuant to this Agreement. Such Stockholder has full right, power and authority to sell, transfer and deliver its Shares pursuant to this Agreement. Upon delivery of such Shares and payment of the Purchase Price therefor as contemplated herein, Parent will receive good and valid title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction or encumbrance of any kind.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to each Stockholder as follows:

         SECTION 4.01. Due Organization, etc. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming its due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

         SECTION 4.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not,

(i) conflict with or violate the Certificate of Incorporation or By-laws of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Parent of its obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent of its obligations under this Agreement.

         SECTION 4.03. Investment Intent. The purchase of Shares from any Stockholder pursuant to this Agreement is for the account of Parent for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder.


                                    ARTICLE V

                               REGISTRATION RIGHTS

         SECTION 5.01. Shelf Registration. (a) Parent shall, within three months following the Closing, file with the Securities and Exchange Commission (the "Commission") a shelf registration statement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission (a "Shelf Registration Statement"), relating to the resale of the Parent Shares by the Stockholders from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter; provided, however, that no Stockholder shall be entitled to have the Parent Shares held by it covered by such Shelf Registration Statement unless such Stockholder is in compliance with Section 5.02(f) hereof.

         (b) Parent shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Stockholders until the earliest to occur of the following: (A) two year anniversary of the Closing; (B) the earliest time at which all the Parent Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and (C) the earliest time at which, in the written opinion of independent counsel to Parent, all outstanding Parent Shares held by persons that are not affiliates of Parent may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto (in any such case, such period being called the "Effectiveness Period"). Parent shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if Parent voluntarily takes any action that would result in Stockholders of Parent Shares covered thereby not being able to offer and sell any such Parent Shares during that period, unless (i) such action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require Parent to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that such disclosure is not in the best interests of Parent and its stockholders, or (iii) the Board of Directors shall have determined in good faith that there is a valid business purpose for such suspension.

         SECTION 5.02. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) Parent shall take such action as may be necessary so that
(i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (b)      Parent shall advise the Stockholders:

                           (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) upon the issuance by the Commission of any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                           (iii) upon the receipt by Parent of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                           (iv) upon the happening of any event that requires the making of any changes in the Shelf Registration Statement or the prospectus so that, as of such date, the Shelf Registration Statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

                  (c) Parent shall, during the Effectiveness Period, deliver to each Stockholder with respect to a Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf

Registration Statement and any amendment or supplement thereto as such Stockholder may reasonably request; and Parent consents (except during the continuance of any event described in Section 5.02(b)(iv)) to the use of the prospectus or any amendment or supplement thereto by each of the Stockholders in connection with the offering and sale of the Parent Shares covered by the prospectus or any amendment or supplement thereto during the Effectiveness Period.

                  (d) Prior to any offering of Parent Shares pursuant to any Shelf Registration Statement, Parent shall register or qualify or cooperate with the Stockholders and their respective counsel in connection with the registration or qualification of such Parent Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Stockholders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Parent Shares covered by such Shelf Registration Statement; provided, however, that in no event shall Parent be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5.02(d), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any jurisdiction if it is not so subject.

                  (e) Upon the occurrence of any event contemplated by Section 5.02(b)(iv) above, Parent shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Parent Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Parent notifies the Stockholders of the occurrence of any event contemplated by Section 5.02(b)(iv) above, the Stockholders shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

                  (f) Parent may require each Stockholder with respect to a Shelf Registration Statement to furnish to Parent such information regarding the Stockholder and the distribution of Parent Shares held by such Stockholder as may be required by applicable law or regulation for inclusion in such Shelf Registration Statement and Parent may exclude from such registration the Parent Shares of any Stockholder that fails to furnish such information within a reasonable time after receiving such request.

                  (g) Parent will use its best efforts to cause the Parent Shares to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Parent Common Stock primarily trades on or prior to the effective date of any Shelf Registration Statement hereunder.


                                   ARTICLE VI

                                REPURCHASE OPTION

         SECTION 6.01. Repurchase Option. For a period of 30 days after the consummation of a Competing Transaction involving the Company (a "Repurchase Event"), Parent shall have the right, upon five business days' prior written notice to the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) (the "Repurchase Notice"), to cause the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) to have a closing and to pay at such closing (and the Company and such successor, jointly and severally, shall be obligated to pay) to Parent in consideration for the cancellation of all or any portion of the Options, and/or the repurchase from Parent of all or any portion of the Shares acquired by Parent pursuant to exercise of Options, as the case may be, an aggregate price (the "Repurchase Price") equal to the sum of the following amounts for each class of Company Capital Stock: (A) the product of (x) the number of Shares of such class as to which the Option remains exercisable multiplied by (y) the amount by which (i) the value of the per share consideration paid for such class in the Competing Transaction exceeds (ii) the Purchase Price for such class and (B) the product of (x) the number of Shares of such class that Parent owns as a result of exercise of an Option and (y) the per share consideration paid for such class in the Competing Transaction. At any closing contemplated by the Repurchase Notice, the Company (or any successor in interest to the Company by merger, sale of all or substantially all of the assets, or otherwise) shall pay to Parent the Repurchase Price by delivering to Parent a certified or bank check payable to or on the order of Parent in an amount equal to the Repurchase Price.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Parent

                           Sun Healthcare Group Inc.
                           101 Sun Lane, NE
                           Albuquerque, New Mexico  87109
                           Attention:  Robert F. Murphy
                           Telecopier No.:  (505) 856-0747

                           with a copy to:

                           Shearman & Sterling
                           555 California Street
                           San Francisco, California  94104
                           Attention:  Michael J. Kennedy
                           Telecopier No.:  (415) 616-1199

                  (b)      If to a Stockholder

                           c/o Retirement Care Associates, Inc.
                           6000 Lake Forest Drive
                           Suite 200
                           Atlanta, Georgia  30328
                           Attention:  Philip M. Rees
                           Telecopier:  (404) 255-5789

                           with a copy to:

                           Rogers & Hardin
                           2700 Cain Tower
                           Peachtree Center
                           229 Peachtree Street, N.E.
                           Atlanta, Georgia  30303
                           Attention:  Steven E. Fox
                           Telecopier No.:  (404) 525-2224

         SECTION 7.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 7.04. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 7.05. Assignment. This,Agreement shall not be assigned by operation of law or otherwise; provided, however, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Closing).

         SECTION 7.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 7.08. GOVERNING LAW. EXCEPT TO THE EXTENT THAT COLORADO LAW IS MANDATORILY APPLICABLE TO THE RIGHTS OF THE STOCKHOLDERS OF THE COMPANY, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         SECTION 7.09. Stock Certificate Legends; Stop Transfer Orders. In the event that Parent issues shares of Parent Common Stock to the Stockholders, (i) all certificates representing such shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear an appropriate legend, and (ii) Parent may cause stop transfer orders to be placed with its transfer agent with respect to such certificates.

         SECTION 7.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                              SUN HEALTHCARE GROUP INC.



                                              By: /s/ Andrew L. Turner
                                                 -----------------------
                                                 Name:
                                                 Title:



                                              STOCKHOLDERS


                                              /s/ Christopher F. Brogdon
                                              ---------------------------
                                              Chris Brogdon


                                              /s/ Connie Brogdon
                                              ---------------------------
                                              Connie Brogdon


                                              /s/ Edward E. Lane
                                              ---------------------------
                                              Edward E. Lane


                                              /s/ Darrell C. Tucker
                                              ---------------------------
                                              Darrell C. Tucker



                                              WINTER HAVEN HOMES, INC.


                                              By: /s/ Edward E. Lane
                                                 ------------------------
                                                 Name:  Edward E. Lane
                                                 Title: President

                                    EXHIBIT A

                              List of Stockholders

======================================================================================================================
                                                             Number of Shares of Company Capital
                                                                            Stock
                                                               Owned Beneficially and of Record
----------------------------------------------------------------------------------------------------------------------
                                                   Company                      AA                      F
          Name of Stockholder                    Common Stock               Preferred               Preferred
----------------------------------------------------------------------------------------------------------------------
Chris Brogdon                                      927,948                      0                      0
----------------------------------------------------------------------------------------------------------------------
Connie Brogdon                                   1,266,031                      0                      0
----------------------------------------------------------------------------------------------------------------------
Edward E. Lane                                   1,933,804                      0                      0
----------------------------------------------------------------------------------------------------------------------
Darrell C. Tucker                                  382,392                      0                      0
----------------------------------------------------------------------------------------------------------------------
Winter Haven Homes,                                491,462                      0                      0
Inc.
======================================================================================================================

                                                                 EXHIBIT 7.03(a)



                      FORM OF COMPANY AFFILIATE AGREEMENT


                                                  , 1997
                               ------------  ----

Sun Healthcare Group Inc.
101 Sun Lane, NE
Albuquerque, New Mexico  87109
Attention:  Robert F. Murphy


                              Affiliate Agreement

Ladies and Gentlemen:

                  Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 (the "Merger Agreement"; capitalized terms used and not otherwise defined herein are used herein as defined in the Merger Agreement), among Sun Healthcare Group Inc., a corporation organized under the laws of the State of Delaware ("Parent"), Peach Acquisition Corporation, a corporation organized under the laws of the State of Colorado ("Merger Sub") and a direct wholly owned subsidiary of Parent, and Retirement Care Associates, Inc., a corporation organized under the laws of the State of Colorado (the "Company").

                  Pursuant to the terms of the Merger Agreement, at the Effective Time, outstanding shares of Company Capital Stock will be converted into and become exchangeable for shares of Parent Common Stock or New Parent Preferred on the basis set forth in the Merger Agreement.

                  The undersigned has been advised that as of the date hereof [it] [he] [she] may be deemed to be an "affiliate" of the Company, as such term is (i) defined for purposes of paragraphs (c) and (d) of rule 145 ("Rule 145") of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76, of the Commission.

                  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company and other stockholders of the Company and their respective counsel and accounting firms.

                  The undersigned hereby represents and warrants to and agrees with Parent that:

          1. The undersigned has full power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

                    2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for the Company;

                    3. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) the shares of Company Capital Stock and options or warrants to purchase Company Capital Stock specified beneath [its] [his] [her] name on the signature page hereto (the "Company Securities"). Except for the Company Securities, the undersigned does not own beneficially any shares of Company Capital Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company;

                    4. The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock in violation of the Securities Act or the Rules and Regulations;

                    5. The undersigned has been advised that the issuance of
               Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, pledge or otherwise dispose of Parent Common Stock issued to [it] [him] [her] in the Merger unless (i) such sale, transfer, pledge or other disposition has been registered under the Securities Act, (ii) such sale, transfer, pledge or other disposition is made in conformity with the volume and other limitations of Rule 145 or (iii) in the opinion of counsel reasonably acceptable to Parent (it being understood that the law firms of Rogers & Hardin and Shearman & Sterling are deemed to be reasonably satisfactory to Parent), such sale, transfer, pledge or other disposition is otherwise exempt from registration under the Securities Act;

                    6. The undersigned understands that, except as provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of Parent Common Stock by the undersigned or on [its] [his] [her] behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

                    7. The undersigned also understands that stop transfer
               instructions will be given to Parent's transfer agents with respect to Parent Common Stock issued to [it] [him] [her] and that there will be placed on the certificates for Parent Common Stock issued to [it] [him] [her], or any substitutions therefor, a legend stating in substance:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE
                  ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

                    8. The undersigned also understands that, unless the sale, transfer, pledge or other disposition by [it] [him] [her] of Parent Common Stock issued to [it] [him] [her] has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE
                  ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE
                  MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION

                  REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

                            9. Any other provisions of this letter agreement to the contrary notwithstanding, during the 30-day period immediately preceeding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations, the undersigned will not engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into of any similar transaction intended to reduce the risk of the undersigned's ownership of or investment in, any of the following:

                                a. any shares of Parent Common Stock which the
               undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

                                b. any Company Securities; or

                                c. any shares of Company Capital Stock or any
               other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this letter agreement;


                           10. As promptly as practicable after the Effective Time, Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; provided, however, that Parent will be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent;

                           11.  The undersigned has no present plan or
         intention to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale" of any of the shares of Parent Common stock to be received by the undersigned in the Merger. The undersigned is not aware of, or participating in, any plan on the part of the stockholders of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Common Stock on a fully diluted basis immediately prior to the Merger;

                           12. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the Merger, the representations contained herein will be true, complete and correct at all times from the date hereof through the Closing Date; and

                           13. The undersigned currently intends to vote all Company Capital Stock held by [it] [him] [her] in favor of the Merger.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  Execution of this letter should not be considered an admission on the part of the undersigned that [it] [he] [she] is an affiliate of the Company as described above, or as a waiver of any rights the undersigned may have to object to any claim that [it] [he] [she] am such an affiliate on or after the date of this letter.

                                   Very truly yours,


                                   [
                                     -------------------------
                                   [AFFILIATE]]

                                   [[AFFILIATE]


                                   By:
                                       -----------------------
                                        Name:
                                        Title:]


                    Number of shares of Company Capital Stock beneficially owned:

                                   Common Stock:
                                               -----------------------

          Series AA Redeemable Convertible
                               Preferred Stock:
                                               -----------------------

          Series F Convertible Preferred Stock:
                                                ----------------------

          Number of shares of Company Capital Stock subject to options, warrants or other rights to acquire Company Capital Stock beneficially owned:

                                   Common Stock:
                                                -----------------------
          Series AA Redeemable Convertible
                                Preferred Stock:
                                                -----------------------
           Series F Convertible Preferred Stock:
                                                -----------------------

ACCEPTED AND AGREED
     as of                          , 1997:
          ----------------  -------

SUN HEALTHCARE GROUP INC.


By:
   ---------------------------------
     Name:
     Title:

                                                                 EXHIBIT 7.03(b)


                       FORM OF PARENT AFFILIATE AGREEMENT


                                                , 1997
                              ----------  -----

Sun Healthcare Group Inc.
101 Sun Lane, NE
Albuquerque, New Mexico  87109
Attention:  Robert F. Murphy


                              Affiliate Agreement

Ladies and Gentlemen:

                  Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997 (the "Merger Agreement"; capitalized terms used and not otherwise defined herein are used herein as defined in the Merger Agreement), among Sun Healthcare Group Inc., a corporation organized under the laws of the State of Delaware ("Parent"), Peach Acquisition Corporation, a corporation organized under the laws of the State of Colorado ("Merger Sub") and a direct wholly owned subsidiary of Parent, and Retirement Care Associates, Inc., a corporation organized under the laws of the State of Colorado (the "Company").

                  Pursuant to the terms of the Merger Agreement, at the Effective Time, outstanding shares of Company Capital Stock will be converted into and become exchangeable for shares of Parent Common Stock or New Parent Preferred on the basis set forth in the Merger Agreement.

                  The undersigned has been advised that as of the date hereof [it] [he] [she] may be deemed to be an "affiliate" of Parent, as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76, of the Commission.

                  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company and other stockholders of the Company and their respective counsel and accounting firms.

                  The undersigned hereby represents and warrants to and agrees with Parent that:

          1. The undersigned has full power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

                    2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with [its] [his] [her] counsel or counsel for Parent;

                    3. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) the shares of Parent Common Stock and options to purchase Parent Common Stock specified beneath [its] [his] [her] name on the signature page hereto (the "Parent Securities"). Except for the Parent Securities, the undersigned does not own beneficially any shares of Parent Common Stock or any other equity securities of Parent or any options, warrants or other rights to acquire any equity securities of Parent;

                    4. Any other provisions of this letter agreement to the
               contrary notwithstanding, during the 30-day period immediately preceeding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations, the undersigned will not engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into of any similar transaction intended to reduce the risk of the undersigned's ownership of or investment in, any of the following:

                         a. any Parent Securities; or

                         b. any shares of Parent Common Stock or any other
                    equity securities of Parent which the undersigned purchases or otherwise acquires after the execution of this letter agreement; and

                    5. As promptly as practicable after the Effective Time,
               Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; provided, however, that Parent will be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  Execution of this letter agreement should not be considered an admission on the part of the undersigned that [it] [he] [she] is an affiliate of Parent as described above, or as a waiver of any rights the undersigned may have to object to any claim that [it] [he] [she] am such an affiliate on or after the date of this letter.

                                   Very truly yours,


                                   [
                                    ---------------------------------
                                   [AFFILIATE]]

                                   [[AFFILIATE]


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:


                   Number of shares of Parent
                   Common Stock beneficially
                   owned:

                                             ------------------------

                   Number of shares of Parent
                   Common Stock subject to
                   options, warrants or other
                   rights to acquire Parent
                   Common Stock beneficially
                   owned:
                                             ------------------------





ACCEPTED AND AGREED
     as of                    , 1997:
           -----------  -----

SUN HEALTHCARE GROUP INC.


By:
   ---------------------------
   Name:
   Title: